Exhibit 20.6
Page 1 of 3

                            Navistar Financial 2000 - A Owner Trust
                                For the Month of September 2000
                             Distribution Date of October 16, 2000
                                    Servicer Certificate #8

Original Pool Amount                                      $380,843,908.73
Subsequent Receivables (transferred 3/13/00)               $74,413,256.03
Subsequent Receivables (transferred 3/20/00)               $19,742,835.24

Beginning Pool Balance                                    $405,255,303.51
Beginning Pool Factor                                           0.8531691

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,836,075.28
     Interest Collected                                     $3,209,238.39

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $329,839.91
Total Additional Deposits                                     $329,839.91

Repos / Chargeoffs                                            $739,288.02
Aggregate Number of Notes Charged Off                                  82

Total Available Funds                                      $12,375,153.58

Ending Pool Balance                                       $395,679,940.21
Ending Pool Factor                                              0.8330104

Servicing Fee                                                 $337,712.75

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,464,364.73
     Target Percentage                                              5.25%
     Target Balance                                        $20,773,196.86
     Minimum Balance                                        $9,105,143.30
     (Release) / Deposit                                     ($691,167.87)
     Ending Balance                                        $20,773,196.86

Current Weighted Average APR:                                      9.289%
Current Weighted Average Remaining Term (months):                   46.93

Delinquencies                                            Dollars        Notes
     Installments:             1 - 30 days            $2,125,378.56     2,075
                               31 - 60 days             $559,331.63       499
                               60+  days                $140,731.72        68

     Total:                                           $2,825,441.91     2,082

     Balances:                 60+  days              $4,073,472.59        68

Memo Item - Reserve Account
     Prior Month                                     $21,275,903.43
+    3/13 Transfer                                      $120,197.88
+    Invest. Income                                      $68,263.42
+    Excess Serv.                                             $0.00
     Transfer (to) / from Collections Account        $21,464,364.73

Exhibit 20.6
Page 2 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of September 2000

                                                                                     NOTES

                                    TOTAL          CLASS A - 1     CLASS A - 2     CLASS A - 3     CLASS A - 4      CLASS B NOTES
                                $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                             6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance          $405,255,303.51
Ending Pool Balance             $395,679,940.21

Collected Principal               $8,836,075.28
Collected Interest                $3,209,238.39
Charge - Offs                       $739,288.02
Liquidation Proceeds/Recoveries     $329,839.91
Servicing                           $337,712.75
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $12,037,440.83

Beginning Balance               $405,255,303.51  $14,255,303.51  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                      $2,393,814.11      $74,634.43      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                     $2,393,814.11      $74,634.43      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                     $9,575,363.30   $9,575,363.30            $0.00            $0.00            $0.00           $0.00
Principal Paid                    $9,575,363.30   $9,575,363.30            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $395,679,940.21   $4,679,940.21  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                           0.0557           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $11,969,177.41   $9,649,997.73      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                     $68,263.42
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $21,464,364.73
(Release) / Draw                   ($691,167.87)
Ending Reserve Acct Balance      $20,773,196.86

Exhibit 20.6
Page 3 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of September 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                 4                  3                  2                  1
                                          May-00            Jun-00             Jul-00             Aug-00             Sep-00
Beginning Pool Balance               $448,567,681.23    $436,112,636.19    $424,904,426.91    $415,648,446.06    $405,255,303.51

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                        $893,882.71        $906,266.53        $538,295.53      $1,170,652.72        $739,288.02
    Recoveries                           $105,252.96        $117,605.38        $262,196.38        $570,204.65        $329,839.91

Total Charged Off (Months 5, 4, 3)     $2,338,444.77
Total Recoveries (Months 3, 2, 1)      $1,162,240.94
Net Loss / (Recoveries) for 3 Mos.     $1,176,203.83 (a)

Total Balance (Months 5, 4, 3)     $1,309,584,744.33 (b)

Loss Ratio Annualized  [(a/b) * (12)]        1.0778%

Trigger:  Is Ratio > 1.5%                         No
                                                                               Jul-00             Aug-00            Sep-00

B)   Delinquency Trigger:                                                    $6,595,586.01      $4,111,490.67      $4,073,472.59
     Balance delinquency 60+ days                                                 1.55225%           0.98918%           1.00516%
     As % of Beginning Pool Balance                                               1.15874%           1.07722%           1.18220%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:            4.3733%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer